                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by the Party other than the Registrant
[ ] Check the appropriate box:

[ ]  Preliminary Proxy Statement                  [ ] Confidential, for Use of
[X]  Definitive Proxy Statement                       the Commission Only (as
[ ]  Definitive Additional Materials                  permitted by Rule
[ ]  Soliciting Material Pursuant to                  14a-6(e)(2))
     Rule 14a-11(c) or Rule 14a-12

                      VERSANT OBJECT TECHNOLOGY CORPORATION
                (Name of Registrant as Specified in Its Charter)

                       ----------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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     2)  Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     4)  Date Filed:

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                                  May 11, 1998

To Our Shareholders:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Versant Object Technology Corporation to be held at the Company, 6539 Dumbarton Circle, Fremont, California 94555, on Wednesday, June 10, 1998, at 10:30 a.m., Pacific Time.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          Nick Ordon
                                          President and Chief Executive Officer

                     VERSANT OBJECT TECHNOLOGY CORPORATION
                             6539 DUMBARTON CIRCLE
                           FREMONT, CALIFORNIA 94555
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 1998

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Versant Object Technology Corporation (the "Company") will be held at the Company, 6539 Dumbarton Circle, Fremont, California 94555, on Wednesday, June 10, 1998, at 10:30 a.m., Pacific Time for the following purposes:

     1. To elect five (5) directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

David Banks                        Mark Leslie
Stephen J. Gaal                    Nick Ordon
James Simpson

     2. To consider and vote upon a proposal to amend the Company's 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 75,000 shares, from 325,000 shares to 400,000 shares.

     3. To consider and vote upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to change the Company's name from Versant Object Technology Corporation to Versant Corporation.

     4. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for 1998.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 27, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Nick Ordon
                                          President and Chief Executive Officer

Fremont, California
May 11, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                     VERSANT OBJECT TECHNOLOGY CORPORATION
                             6539 DUMBARTON CIRCLE
                           FREMONT, CALIFORNIA 94555
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  May 11, 1998

     The accompanying Proxy is solicited on behalf of the Board of Directors (the "Board") of Versant Object Technology Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company, 6539 Dumbarton Circle, Fremont, California 94555, on Wednesday, June 10, 1998, at 10:30 a.m., Pacific Time (the "Meeting"). This Proxy Statement and the accompanying form of Proxy were first mailed or delivered to shareholders on or about May 11, 1998. An annual report for the year ended December 31, 1997 is enclosed with this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES


     Only holders of record of the Company's Common Stock at the close of business on April 27, 1998 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had 9,077,777 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business.


     Holders of Common Stock are entitled to one vote for each share held as of the above record date. In the event that a broker, bank, custodian, nominee or other record holder of the Company's Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting that are voted on the election of directors. Approval of Proposal Nos. 2 and 4 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting that are voted "for" or "against' the proposal. In addition, for Proposal Nos. 2 and 4, the affirmative votes must constitute at least a majority of the required quorum. Neither an abstention nor a broker non-vote will be counted as a vote "for" or "against" Proposal Nos. 2 or 4. Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date. All votes will be tabulated by the inspector of elections appointed for the Meeting. Each of the Company's proposals described in this Proxy Statement requires that a quorum be present at the Meeting.

     Unless otherwise instructed, each valid returned Proxy in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors and "FOR" Proposal Nos. 2, 3 and 4 described in this Proxy Statement, and at the Proxy holder's discretion, on such other matters, if any, that may come before the Meeting (including any proposal to adjourn the Meeting).

     In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as Proxies may propose one or more adjournments of the Meeting to permit further solicitations of Proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by Proxy at the Meeting and entitled to vote.

     The expenses of soliciting Proxies in the enclosed form will be paid by the Company. Following the original mailing of the Proxy Statement, the Proxy and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement, the Proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of Proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.

                            REVOCABILITY OF PROXIES

     Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked by a writing delivered to the Company stating that the Proxy is revoked, by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Meeting, or by attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

DIRECTORS/NOMINEES

     At the Meeting, shareholders will elect five directors, which will be the number of directors authorized in the Company's Bylaws as of the date of the Meeting, to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified, or until such directors' earlier resignation or removal. Shares represented by the accompanying Proxy will be voted for the election of five nominees (recommended by the Board) who are named in the following table, unless the Proxy is marked in such a manner as to withhold authority so to vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting that are voted on the election of directors. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee for any reason is unable to serve or will not serve, the Proxy may be voted for such substitute nominee as the persons appointed in the Proxy may in their discretion determine.

     The following table sets forth certain information concerning the nominees (each of whom is currently a director of the Company), which is based on data furnished by them:

                                                                     DIRECTOR
   NAME OF NOMINEE     AGE            PRINCIPAL OCCUPATION            SINCE
   ---------------     ---            --------------------           --------
Nick Ordon             50    President and Chief Executive Officer
                               of the Company                          1998
David Banks            52    Consultant                                1993
Stephen J. Gaal(2)     54    Managing Director of Gaal & Company,
                               Inc                                     1988
Mark Leslie(1)         52    President and Chief Executive Officer
                               of VERITAS Software Corporation         1988
James Simpson(2)       60    Independent Consultant                    1995

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Mr. Ordon has served as President, Chief Executive Officer and a director of the Company since he joined the Company in January 1998. From July 1996 to December 1997, Mr. Ordon was Vice President and General Manager of Lotus Messaging at Lotus Development Corporation, a software development company and wholly-owned subsidiary of International Business Machines Corporation. From August 1994 to July 1996, he was Vice President and General Manager of the Commercial Business Unit of Lockheed Martin Corporation, an aerospace products company. From January 1993 to August 1994, Mr. Ordon served as General Manager, NetWare Operations with Hewlett-Packard Company. Mr. Ordon received a Bachelor of Science in Aerospace Engineering from University of Colorado in 1970 and a Master of Business Administration in Finance and Operations from Syracuse University in 1980.

     Mr. Banks has served as a director of the Company since April 1993. From April 1993 to January 1998, Mr. Banks was the Company's President and Chief Executive Officer. Mr. Banks is currently a consultant. From January 1985 to January 1989, Mr. Banks served as Chief Executive Officer and President of Cadre Technologies Incorporated ("Cadre"), a software development company. In January 1989, following a merger of MicroCase Inc. and Cadre, Mr. Banks was named President of Cadre, a position he held until mid-1992, when he became Executive Vice President of Cadre. Mr. Banks served in this position until December 1992. Mr. Banks received a Bachelor of Science in Chemistry from Indiana University in 1967, a Master of Science in Chemistry from University of California, San Diego in 1968 and a Masters of Business Administration from Purdue University in 1969.

     Mr. Gaal has served as a director of the Company since October 1988. Mr. Gaal has been managing Director of Gaal & Company, Inc., a provider of advisory services to the management of emerging technology companies, since October 1997. From January 1995 to October 1997, Mr. Gaal was a Principal of TA Associates Inc. ("TA"), a venture capital firm. From October 1987 to December 1994, Mr. Gaal was a Managing Director -- Investments of TA. Mr. Gaal received a Bachelor of Science in Electrical Engineering from Princeton University in 1966 and a Master of Science in Electrical Engineering and Computer Science from University of California, Berkeley in 1967. He also completed Harvard Business School's Program for Management Development in 1974. Mr. Gaal is also a director of Workgroup Technology Corporation.

     Mr. Leslie has served as Chairman of the Board of Directors of the Company since October 1988. Mr. Leslie has served as President and Chief Executive Officer of VERITAS Software Corporation ("VERITAS"), a systems software company, since February 1990. Mr. Leslie received a Bachelor or Arts in Physics and Mathematics from New York University in 1966 and completed Harvard Business School's Program for Management Development in 1980. Mr. Leslie is also a director of VERITAS.


     Mr. Simpson has served as a director of the Company since April 1995. Mr. Simpson is currently an independent consultant. From June 1988 to October 1997, Mr. Simpson was Chief Executive Officer of Wall Data Incorporated, a computer software company, where he was Chairman of the Board of Directors. Mr. Simpson was also President of Wall Data Incorporated from June 1988 to May 1996. Born in Edinburgh, Mr. Simpson was educated at George Heriot's School and the University of Edinburgh.


     Lawrence K. Orr, a director of the Company since January 1995, had indicated he will not be standing for re-election to the Board in order to pursue other interests. In accordance with the Company's Bylaws, the Board had reduced its size from six members to five members, effective concurrently with the Meeting, in connection with Mr. Orr's departure from the Board. Mr. Orr will continue to serve as a member of the Company's Compensation Committee until the Meeting.

     There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board met seven times, including telephone conference meetings, during 1997. Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

     The Audit Committee is comprised of Messrs. Gaal and Simpson, who are non-employee directors. The Audit Committee met four times during 1997. The Audit Committee has the following powers: (i) to recommend the appointment of the Company's independent auditors to the Board; (ii) to review the independent auditors' proposed audit scope and audit approach; (iii) to review the independent auditors' letters of recommendations provided to management; (iv) to review the activities, organizational reporting and effectiveness of the Company's internal audit function; (v) to review the independent auditors' fee arrangements for professional services; (vi) to review management's monitoring of compliance with the Company's code of conduct; (vii) to review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements; (viii) to review with financial management and the independent auditors the Company's quarterly financial results and significant proposed adjustments, reserves, accounting estimates and financial reporting issues related thereto; (ix) to determine that there are appropriate policies and procedures for the review of officers' expenses and perquisites;
(x) to approve the Company's revenue recognition policy and any amendments thereto; (xi) to approve the Company's investment policy and any amendments thereto; (xii) to review the status of Internal Revenue Service examinations and related tax reserves; (xiii) to perform other oversight functions as determined by the Audit Committee or the full Board.

     The Compensation Committee is currently comprised of Messrs. Leslie and Orr who are non-employee directors. Following the Meeting, the Compensation Committee will consist of Messrs. Leslie and Simpson, who are non-employee directors; assuming the election of all the specified nominees. The Compensation Committee met four times during 1997, and acted by written consent two times. The Compensation Committee is responsible for: (i) reviewing and submitting to the Board for approval major compensation and benefits programs and plans, such as stock option, stock purchase, 401(k) and bonus plans, and amendments thereto;
(ii) administering the Company's 1996 Equity Incentive Plan and approving all option grants pursuant thereto; (iii) administering the Company's 1996 Employee Stock Purchase Plan; (iv) reviewing and approving for submission to the Board election of corporate officers and designation of officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (v) reviewing and approving compensation for corporate officers, including salary, bonus awards and major perquisites; (vi) reviewing and approving compensation ranges for non-officer employees; (vii) reviewing performance of corporate officers;
(viii) reviewing significant changes to the structure of the Company's organization; and (ix) preparing a report to shareholders on compensation policy for inclusion in the Company's proxy statement, if applicable.

     No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

DIRECTORS COMPENSATION

     Directors of the Company do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending meetings of the Board.

     Directors who are not officers of the Company participate in one compensation plan, the 1996 Directors Stock Option Plan (the "Directors Plan"). The purpose of the Directors Plan is to provide incentive for members of the Board who are not also employees of the Company or any parent, subsidiary or affiliate of the Company by providing such persons with an opportunity to purchase shares of Common Stock of the Company. On July 17, 1997, the Company granted to each of Messrs. Leslie, Gaal and Simpson an option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $7.25 per share pursuant to this plan.

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS.

                   PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO
                       1996 EMPLOYEE STOCK PURCHASE PLAN

     Shareholders are being asked to approve an amendment to the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance under the Purchase Plan by 75,000 shares, from 325,000 shares to 400,000 shares. The Board believes that adding shares to the Purchase Plan is in the best interests of the Company because it will permit the Company to attract and retain key employees by providing them with appropriate equity incentives. The Purchase Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability.

     In May 1996, the Board adopted the Purchase Plan and reserved a total of 125,000 shares of the Company's Common Stock for issuance thereunder. The Company's shareholders approved the Purchase Plan in June 1996. In April 1997, the Board approved an amendment to the Purchase Plan to increase the number of shares authorized and reserved for issuance thereunder by 200,000 shares. This amendment was approved by the shareholders in June 1997.

     Proposed Amendment to the Plan. The Board approved the proposed amendment to the Purchase Plan on April 21, 1998, to be effective upon shareholder approval. Set forth below is a summary of the principal features of the Purchase Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Purchase Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Purchase Plan. Any such request should be directed as follows:
Secretary, Versant Object Technology Corporation, 6539 Dumbarton Circle, Fremont, California 94555; telephone number (510) 789-1500; facsimile (510) 789-1515.

     Purpose. The Purchase Plan has been established to provide employees of the Company and its subsidiaries designated by the Board as eligible to participate in the Purchase Plan ("Participating Employees") with a convenient means of acquiring an equity interest in the Company, to enhance such employees' sense of participation in the affairs of the Company and to provide an incentive for continued employment. The Purchase Plan accomplishes this purpose by permitting Participating Employees to purchase from the Company shares of Common Stock of the Company at a discount from the market price and to pay for such shares through payroll deductions.

     Number of Shares. The maximum member of shares that currently may be issued under the Purchase Plan is 325,000 shares. If the Company's shareholders adopt this Proposal, the maximum number of shares that may be issued under the Purchase Plan will be 400,000 shares.

     Administration. The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Mark Leslie and Lawrence K. Orr, both of whom are "non-employee directors," as defined in Rule 16b-3 promulgated under the Exchange Act, and "outside directors," as defined pursuant to Section 162(m) of the Code. The interpretation or construction by the Committee of any provisions of the Purchase Plan will be final and binding on all Participating Employees. The members of the Committee do not receive any compensation for administering the Plan. The Company bears all expenses in connection with administration of the Plan.

     Eligibility. All employees of the Company, or any parent or subsidiary, are eligible to participate in an Offering Period (as defined below) under the Purchase Plan, except the following:

     (a) employees who are not employed by the Company 15 days before the beginning of such Offering Period;

     (b) employees who are customarily employed for less than 20 hours per week;

     (c) employees who are customarily employed for less than five months in a calendar year; and

     (d) employees who own stock or hold options to purchase stock or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.


     As of April 27, 1998, approximately 145 persons were eligible to participate in the Purchase Plan and 182,970 shares had been issued pursuant to the Purchase Plan. As of that date, 142,030 shares were available for future issuance under the Purchase Plan, not including the proposed amendment to the Purchase Plan. As of April 27, 1998, the closing price of the Company's Common Stock on Nasdaq was $6.00 per share.


     Participating Employees participate in the Purchase Plan through payroll deductions. A Participating Employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the Participating Employee's W-2 compensation, including, but not limited to, base salary or wages, bonuses, overtime and commissions, including any deductions authorized for plans under Sections 125 or 401(k) of the Code. No Participating Employee is permitted to purchase shares under the Purchase Plan at a rate which, when aggregated with such employee's rights to purchase stock under all similar purchase plans of the Company, exceeds $25,000 in fair market value determined as of the Offering Date for each calendar year.

     Offering Period. Each offering of Common Stock under the Purchase Plan is for a period of 24 months (the "Offering Period"). Offering Periods are planned to commence on February 1 and August 1 of each year and end on January 31 and July 31 of each year, respectively; provided, however, that the initial Offering Period commenced on July 18, 1996 and will expire on July 31, 1998. Each Offering Period shall consist of four six-month purchase periods (individually, a "Purchase Period") during which payroll deductions of the Participating Employees are accumulated under the Purchase Plan. The Board has the power to set the beginning of any Offering Period and to change dates or the duration of Offering Periods or Purchase Periods without shareholder approval if such change is announced at least 15 days before the scheduled beginning of the first Offering Period or Purchase Period to be affected. The first day of each Offering Period is the "Offering Date" for such Offering Period and the last business day of each Purchase Period is the "Purchase Date" for such Purchase Period.

     Participating Employees will participate in the Purchase Plan during each Offering Period through regular payroll deductions as described above. Participating Employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Purchase Plan. Once enrolled, a Participating Employee will automatically participate in each succeeding Offering Period unless the Participating Employee withdraws from the Offering Period or the Purchase Plan is terminated. After the rate of payroll deductions for an Offering Period has been set by a Participating Employee, that rate will continue to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the Participating Employee is automatically enrolled) unless otherwise changed by the Participating Employee. The Participating Employee may increase or lower the rate of payroll deductions for any subsequent Offering Period, but may only lower the rate of payroll deductions for an ongoing Offering Period. No more than one change may be made during a single Offering Period.

     Purchase Price. The purchase price of shares that may be acquired in any Purchase Period under the Purchase Plan will be 85% of the lesser of: (i) the fair market value of the shares on the Offering Date; or (ii) the fair market value of the shares on the Purchase Date. The fair market value of a share of the Company's Common Stock is deemed to be the closing price of the Company's Common Stock on Nasdaq on the date of determination as reported in The Wall Street Journal, except that the fair market value of a share of the Company's Common Stock on the Offering Date of the first Offering Period was the price per share at which shares of the Company's Common Stock were offered for sale to the public in the Company's initial public offering of shares of its Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Purchase of Stock Under the Purchase Plan. The number of whole shares a Participating Employee will be able to purchase in any Purchase Period will be determined by dividing the total payroll amount withheld from the Participating Employee during the Purchase Period pursuant to the Purchase Plan by the purchase price for each share determined as described above. The purchase will take place automatically on the Purchase Date of such Purchase Period.

     Withdrawal. A Participating Employee may withdraw from any Offering Period. Upon withdrawal, the accumulated payroll deductions will be returned to the withdrawn Participating Employee, without interest, provided that the withdrawal occurs at least 15 days before the related Purchase Date. If the withdrawal occurs less than 15 days before such Purchase Date, payroll deductions will continue for the remainder of that Purchase Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the Participating Employee enrolls in the new Offering Period at least 15 days before the Offering Date.

     Amendment of the Purchase Plan. The Board may at any time amend, terminate or extend the term of the Purchase Plan, except that any such termination cannot affect the terms of shares previously granted under the Purchase Plan, nor may any amendment make any change in the terms of shares previously granted which would adversely affect the right of any participant, nor may any amendment be made without shareholder approval if such amendment would: (a) increase the number of shares that may be issued under the Purchase Plan; (b) change the designation of the employees (or class of employees) eligible for participation in the Purchase Plan; or (c) constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

     Term of the Purchase Plan. The Purchase Plan will continue until the earlier to occur of: (i) termination of the Purchase Plan by the Board; (ii) the issuance of all the shares of Common Stock reserved for issuance under the Purchase Plan; or (iii) May 2006, ten years after the date the Purchase Plan was adopted by the Board.

     Federal Income Tax Information. THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND EMPLOYEES PARTICIPATING IN THE PURCHASE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED

TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK PURCHASE PLAN.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     Tax Treatment of the Participating Employee. Participating Employees will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a Participating Employee sells the shares, disposes of the shares by gift or dies.

     If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the Participating Employee dies while owning the shares, the Participating Employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as medium-term or long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the Participating Employee has a medium-term or long-term capital loss for the difference between the sale price and the purchase price.

     If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) (in any case, a "disqualifying disposition") within either the one-year or the two-year holding periods described above, the Participating Employee realizes ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

     Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Purchase Plan only to the extent that the Participating Employee recognizes ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, Participating Employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

     ERISA. The Purchase Plan is not subject to any of the provisions of ERISA nor is it qualified under Section 401(a) of the Code.

     New Plan Benefits. The amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by Participating Employees. Future purchase prices are not determinable because they are based upon fair market value of the Company's Common Stock.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
           OF THE AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

                   PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO
          THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION
              TO CHANGE THE COMPANY'S NAME TO VERSANT CORPORATION

     The Board has adopted an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles") to change the Company's name from Versant Object Technology Corporation to Versant Corporation, subject to shareholder approval. The Board believes this name change is in the best interests of the Company. Under the proposed amendment, Article I of the Articles would be amended and restated to read as follows:

          "The name of this Corporation is Versant Corporation."

     The approval of the amendment to the Articles requires the affirmative vote of a majority of shares of Common Stock outstanding on the Record Date.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APROVAL
                       OF THE AMENDMENT TO THE ARTICLES.

                 PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Company has appointed Arthur Andersen LLP as its independent auditors to perform the audit of the Company's financial statements for the 1998 fiscal year, and the shareholders are being asked to ratify such appointment. Arthur Andersen LLP have served as the Company's independent auditors since 1990. Representatives of Arthur Andersen LLP will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to questions.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of April 27, 1998 unless otherwise noted, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's current non-employee directors (including David Banks, the Company's President and Chief Executive Officer until January 1998), (iii) the Company's current Chief Executive Officer and each of the Company's four other most highly compensated executive officers and (iv) all current directors and executive officers as a group.


                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ----------------------
     5% SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS         NUMBER     PERCENT(1)
     -------------------------------------------------        ---------   ----------
5% SHAREHOLDERS:
Cowen & Company(2)..........................................  1,021,802      11.3%
Special Situations Fund(3)..................................    526,003       5.8
NON-EMPLOYEE DIRECTORS:
David Banks(4)..............................................    341,019       3.7
TA Associates Group and Stephen J. Gaal(5)..................    285,290       3.1
Mark Leslie(6)..............................................    118,258       1.3
James Simpson(7)............................................     35,411         *
Lawrence K. Orr(8)..........................................     28,026         *
EXECUTIVE OFFICERS:
Nick Ordon..................................................      4,500         *
James R. Lochry(9)..........................................     96,461       1.1
George C. Franzen(10).......................................     84,607         *
Lawrence J. Pulkownik(11)...................................     74,951         *
Walter L. Brown(12).........................................     16,258         *
All directors and executive officers as a group (12
  persons)(13)..............................................  1,137,765      12.2


---------------
  *  Represents less than 1%


 (1) Percent ownership is based on 9,077,777 shares outstanding as of April 27, 1998. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 27, 1998 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.


 (2) Includes shares owned directly by Cowen & Company, Cowen Incorporated and Joseph M. Cohen. Information regarding ownership by Cowen & Company, Cowen Incorporated and Joseph M. Cohen is stated as of April 9, 1998 and was obtained from a Schedule 13G filed by such owners with the Securities and Exchange Commission (the "SEC") on April 9, 1998. According to SEC filings, Cowen Incorporated is a parent holding company of Cowen & Company under Rule 13d-1(b)(ii)(G), and Joseph M. Cohen may be deemed to control Cowen Incorporated. The Company is not responsible for any errors or omissions in the information regarding Cowen & Company, Cowen Incorporated and Joseph M. Cowen. The address of Cowen & Company, Cowen Incorporated and Joseph M. Cohen is Financial Square, New York, NY 10005-3597.

 (3) Information regarding Special Situations Fund III, L.P. ("SSF III") is derived from Schedule 13D filed with the Commission on February 10, 1998, and the following information is stated as of that date. The Schedule 13D reports that 356,603 shares are beneficially owned by SSF III, 56,000 shares are beneficially owned by Special Situations Technology Fund, L.P., and 113,400 shares are beneficially owned by Special Situations Cayman Fund, L.P. Austin W. Marxe and David Greenhouse have sole voting power with respect to the securities. The Company is not responsible for my errors or omissions in the information regarding SSF III. The address of SSF III is 153 East 53rd Street, 51st Floor, New York, NY 10022.

 (4) Includes 24,750 shares that the Company has the right to repurchase at the issuance price as of April 27, 1998 and 52,916 shares subject to options exercisable within 60 days of April 27, 1998.

 (5) Includes 256,937 shares, 202 shares, 1,143 shares and 1,143 shares held of record by Advent Atlantic & Pacific Limited Partnership, TA Associates VI L.P., TA Associates Service Corporation and TA Associates Inc., respectively. Advent Atlantic & Pacific Limited Partnership and TA Associates VI L.P. are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of Advent Atlantic & Pacific Limited Partnership is TA Associates AAP, L.P. The general partner of TA Associates AAP, L.P. is TA Associates AAP Ventures, L.P. The general partner of TA Associates VI, L.P. and TA Associates AAP Ventures L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships. In addition, TA Associates Services Corporation is a wholly-owned subsidiary of TA Associates, Inc. Because TA Associates, Inc. exercises voting and investment power over the shares it beneficially owns in the Company through a three-person investment committee appointed by its board of directors, no member of which may act independently and a majority of whom must act in concert to exercise such voting and investment power, individually, no shareholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Mr. Gaal is a shareholder and an agent of TA Associates, Inc. Mr. Gaal disclaims beneficial ownership of the 1,143 shares held of record by TA Associates, Inc. In addition, Mr. Gaal disclaims beneficial ownership of the 256,937 shares, 202 shares and 1,143 shares held of record by Advent Atlantic & Pacific Limited Partnership, TA Associates VI L.P. and TA Associates Service Corporation. Mr. Gaal holds 10,865 shares directly and has options to purchase 15,000 shares of Common Stock exercisable within 60 days of April 27, 1998. The address of TA Associates Group is High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110.

 (6) Includes 1,623 shares that the Company has the right to repurchase at the issuance price as of April 27, 1998 and 29,800 shares subject to options exercisable within 60 days of April 27, 1998. Mr. Leslie is Chairman of the Board of Directors of the Company.

 (7) Represents 35,411 shares subject to options exercisable within 60 days of April 27, 1998. Mr. Simpson is a director of the Company.

 (8) Includes 15,000 shares subject to options exercisable within 60 days of April 27, 1998. Mr. Orr is a director of the Company.

 (9) Includes 48,333 shares that the Company has the right to repurchase at the issuance price as of April 27, 1998 and 18,729 shares subject to options exercisable within 60 days of April 27, 1998. Mr. Lochry is Vice President World Wide Sales of the Company.

(10) Includes 2,597 shares that the Company has the right to repurchase at the issuance price as of April 27, 1998 and 9,825 shares subject to options exercisable within 60 days of April 27, 1998. Mr. Franzen is Vice President Engineering of the Company.

(11) Includes 14,555 shares that the Company has the right to repurchase at the issuance price as of April 27, 1998 and 12,532 shares subject to options exercisable within 60 days of April 27, 1998. Mr. Pulkownik is Vice President Business Development of the Company.

(12) Include 13,542 shares subject to options exercisable within 60 days of April 27, 1998. Mr. Brown is Vice President of Services of the Company.

(13) Represents the shares beneficially owned by the individuals identified in footnotes (4) through (12), 1,319 additional shares and 51,665 additional shares subject to options exercisable within 60 days of April 27, 1998.

                                   MANAGEMENT

     The names of the present executive officers of the Company and certain information about them are set forth below:

NAME OF EXECUTIVE OFFICER    AGE               POSITION WITH THE COMPANY
-------------------------    ---               -------------------------
Nick Ordon..............     50     President and Chief Executive Officer
Walter L. Brown.........     50     Vice President Services
George C. Franzen.......     54     Vice President Engineering and Technical
                                    Services
Ronald F. Kopeck........     51     Vice President Marketing
Gary Rhea...............     54     Vice President Finance and Administration, Chief
                                    Financial Officer and Secretary
James R. Lochry.........     43     Vice President World Wide Sales
Lawrence J. Pulkownik...     40     Vice President Business Development

     For information regarding Mr. Ordon, see "Proposal No. 1 -- Election of Directors -- Directors/ Nominees."

     Mr. Brown has served as Vice President Services of the Company since he joined the Company in January 1997. From February 1995 to January 1997, Mr. Brown served first as Vice President Customer Service and then as Vice President World Wide Field Operations of Make Systems, a software company. From 1991 to February 1995, Mr. Brown served as Director -- Worldwide Support Services at SunSoft, a software company. Mr. Brown received a Bachelor of Science in Nuclear Engineering from Lowell Technical Institute in 1969 and a Master of Science in Industrial Management from Polytechnic Institute of Brooklyn in 1971.

     Mr. Franzen has served as Vice President Engineering and Technical Services of the Company since he joined the Company in January 1992, and until January 1997, he served as Vice President Engineering and Technical Services of the Company. From July 1988 to January 1992, Mr. Franzen served as Vice President of Engineering of Plexus Software, a division of Recognition Equipment Corporation, where he was involved in developing one of the first extended relational database systems. Mr. Franzen received a Bachelor of Arts in Chemistry from the University of Minnesota in 1965.

     Mr. Kopeck has served as Vice President Marketing of the Company since he joined the Company in May 1997. From May 1994 until January 1997, Mr. Kopeck served as President and Chief Executive Officer of Lanquest Labs, a company which specialized in network testing and products. From February 1993 to April 1994, he was Vice President, Marketing of Soft Switch Corp., a developer of messaging and e-mail products. Mr. Kopeck received a Bachelor of Science in Electrical Engineering from George Washington University in 1968 and a Master of Science in Electrical Engineering from University of Syracuse in 1972.

     Mr. Rhea has served as Vice President Finance and Administration, Chief Financial Officer and Secretary of the Company since he joined the Company in May 1997. From May 1995 to May 1997, Mr. Rhea served as Chief Financial Officer of Vadem Inc., a semiconductor company. From July 1992 until May 1995, he served as Chief Financial Officer of Pacific Monolithics, a wireless communications company. Mr. Rhea received a Bachelor of Science in Accounting from San Jose State University in 1969.

     Mr. Lochry has served as Vice President World Wide Sales of the Company since he joined the Company in August 1995. From July 1994 to August 1995, Mr. Lochry served as Vice President North American Sales of nCube Corporation, a super computer company. From July 1989 to July 1994, Mr. Lochry held sales management positions at Oracle Corporation, a database software company. Mr. Lochry received a Bachelor of Business Administration in Finance from Southern Methodist University in 1977 and a Masters of Business Administration from the University of Detroit in 1982.

     Mr. Pulkownik has served as Vice President Business Development of the Company since April 1995. From June 1992, when he joined the Company, to April 1995, Mr. Pulkownik held various sales and marketing management positions, including Vice President Telecommunications and Vice President Vertical

Marketing, at the Company. From June 1990 to June 1992, Mr. Pulkownik was managing partner of Rainmakers, a consulting firm that he co-founded to provide market development and initial customer introductions for early stage companies. Mr. Pulkownik received a Bachelor of Science in Industrial Engineering, a Bachelor of Science in Electrical Engineering and a Master of Science in Computer Science from the University of Michigan in 1980.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company during each of 1995, 1996 and 1997 by David Banks, The Company's President and Chief Executive Officer until January 1998, and the Company's four other most highly compensated executive officers (collectively the "Named Executive Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                              ------------
                                                                                                 AWARDS
                                                           ANNUAL COMPENSATION                ------------
                                              ---------------------------------------------    SECURITIES
             NAME AND                FISCAL                                 OTHER ANNUAL       UNDERLYING
        PRINCIPAL POSITION            YEAR    SALARY($)   BONUS($)(1)    COMPENSATION($)(2)    OPTIONS(#)
        ------------------           ------   ---------   -----------    ------------------   ------------
David Banks(7).....................   1997    $223,897     $ 63,750            $1,814            20,000
  Former President and                1996     150,000      116,000               588           100,000
  Chief Executive Officer             1995     150,000      117,000             1,906            60,292
James R. Lochry....................   1997     150,000      122,680(6)            643            25,000
  Vice President                      1996     130,000      140,965(3)            504            32,000
  World Wide Sales                    1995      45,333       85,000               214           100,000
George C. Franzen..................   1997     150,000           --             1,814            10,000
  Vice President                      1996     144,583       35,100               588             5,000
  Engineering                         1995     134,333       28,000             1,966            56,654
Lawrence J. Pulkownik..............   1997     140,000        4,000               643            10,000
  Vice President                      1996     127,500       63,227(4)            479            25,000
  Business Development                1995     100,000       83,096(5)            358            26,230
Walter L. Brown....................   1997     124,166           --             1,096            50,000
  Vice President                      1996          --           --                --                --
  Services                            1995          --           --                --                --

---------------
(1) For 1995, bonuses were paid at the discretion of the Board. For 1996, bonuses were paid to David Banks and Lawrence J. Pulkownik at the discretion of the Board and to James R. Lochry and George C. Franzen pursuant to individual 1996 Versant Executive Compensation Plans. Each of these plans contemplates bonuses that vary with the annual operating profit of the Company. For 1997, bonuses were paid at the discretion of the Board.

(2) Represents payment for life insurance premiums.

(3) Represents $23,200 in bonus and $117,765 in commissions earned in 1996.

(4) Represents $58,000 in bonus and $5,227 in commissions earned in 1996.

(5) Represents $20,000 in bonus and $63,096 in commissions earned in 1995.

(6) Represents $122,680 in commissions earned in 1997.

(7) Mr. Banks resigned as the Company's President and Chief Executive Officer in January 1998.

OPTION GRANTS IN 1997

     The following table contains information concerning stock option grants pursuant to the Company's 1996 Equity Incentive Plan during 1997 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms, except as otherwise noted. These gains are based on assumed annual rates of stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                                           INDIVIDUAL GRANTS
                        --------------------------------------------------------
                        NUMBER OF
                        SECURITIES    % OF TOTAL                                    ANNUAL RATES OF STOCK
                        UNDERLYING     OPTIONS                                      PRICE APPRECIATION FOR
                         OPTIONS      GRANTED TO                                        OPTION TERM(3)
                         GRANTED      EMPLOYEES     EXERCISE PRICE    EXPIRATION    ----------------------
         NAME             (#)(1)      IN 1997(2)      PER SHARE          DATE          5%           10%
         ----           ----------    ----------    --------------    ----------    ---------    ---------
David Banks...........    20,000         1.7%          $18.1250         1/28/07     $227,976     $577,716
James R. Lochry.......    10,000         0.9            18.1250         1/28/07      113,988      288,858
                          10,000         0.9             6.3125         7/22/07       39,699      100,602
                           5,000         0.4            18.0000        10/22/07       56,601      143,433
Lawrence J.               10,000         0.9            18.1250         1/28/07      113,988      288,858
  Pulkownik...........
George C. Franzen.....    10,000         0.9            18.1250         1/28/07      113,988      288,858
Walter L. Brown.......    50,000         4.3             7.8750         5/22/07      247,629      627,519

---------------
(1) The options shown in the table are incentive stock options or nonqualified stock options that vest with respect to 25% of the shares on the first anniversary of the date of grant and thereafter for three years at the rate of 1/48th of the shares for each full month that the optionee renders services to the Company. These options expire ten years from the date of grant.

(2) The Company granted options to purchase an aggregate of 1,174,215 shares to employees in 1997.

(3) The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

YEAR-END OPTION VALUES

     The following table sets forth information concerning the number of shares of Common Stock underlying exercisable and unexercisable options held by each of the Named Executive Officers at December 31, 1997 and the values of unexercised "in-the-money" options as of that date. None of the Named Executive Officers exercised options in 1997.

                                                                                       VALUE OF
                                                      NUMBER OF                      UNEXERCISED
                                                SECURITIES UNDERLYING                IN-THE-MONEY
                                                 UNEXERCISED OPTIONS                  OPTIONS AT
                                               AT DECEMBER 31, 1997(#)          FISCAL YEAR END($)(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
David Banks................................    35,416          124,808(2)     $199,215        $879,968
James R. Lochry............................    12,266           98,068(3)     $148,725         985,742
Lawrence J. Pulkownik......................     6,769           41,640(4)     $ 29,653         289,087
George C. Franzen..........................     1,770           43,049(5)     $  9,956         397,622
Walter L. Brown............................        --           50,000              --         287,500

---------------
(1) These values have not been and may never be realized and represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock based on the closing trade on Nasdaq on December 31, 1997 ($13.625).

(2) Includes 40,244 shares subject to a right of repurchase as of December 31, 1997.

(3) Includes 53,334 shares subject to a right of repurchase as of December 31, 1997.

(4) Includes 18,409 shares subject to a right of repurchase as of December 31, 1997.

(5) Includes 4,819 shares subject to a right of repurchase as of December 31, 1997.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into agreements with its executive officers that provide for acceleration of two additional years of vesting of shares subject to options or restricted stock upon certain acquisitions or changes in control of the Company.

     The Company has entered into agreements with each of its executive officers (excluding Nick Ordon) that provide the executive officer with up to 12 months of salary and non-equity benefits continuation and up to 12 months of additional stock option and unvested stock vesting following a termination of that executive officer's employment without cause prior to January 7, 1999.

     The Company entered into an agreement on December 3, 1997 with Nick Ordon, its current President and Chief Executive Officer, providing that: (i) Mr. Ordon will receive an annual salary of $200,000; (ii) Mr. Ordon will be eligible for a bonus of $125,000 at the end of his first year of employment with the Company based upon the achievement of certain goals and objectives and for an additional bonus of $25,000 if he exceeds those goals and objectives; (iii) Mr. Ordon will be granted an option to purchase 200,000 shares of the Company's Common Stock at a price of $6.5625 per share, which vests with respect to 25% of the shares on the first anniversary of the date of grant and thereafter for three years at the rate of 1/48th of the shares for each full month that Mr. Ordon renders services to the Company, such option to expire 10 years from the date of grant; (iv) Mr. Ordon will be granted an option to purchase 25,000 shares of the Company's Common Stock at a price of $6.5625 per share, which will vest based upon the achievement of certain goals and objectives in two equal annual increments; (v) in the event the Company is acquired during the term of Mr. Ordon's employment, 50% of Mr. Ordon's unvested options outstanding on the date of acquisition will immediately vest; and (vi) Mr. Ordon will receive certain other employee benefits.

     The Company entered into an agreement on January 7, 1998 with David Banks, the Company's former President and Chief Executive Officer, providing that: (i) Mr. Banks will continue to receive a $210,000 annual salary, a $62,250 bonus and certain other benefits through January 7, 1999; (ii) Mr. Banks' options and unvested stock will continue to vest through January 7, 1999; (iii) Mr. Banks will be able to exercise any vested options through April 7, 1999; and (iv) Mr. Banks shall retain the IBM ThinkPad Notebook computer supplied to him by the Company.

                              CERTAIN TRANSACTIONS

     Since January 1, 1997, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock of the Company had or will have a direct or indirect material interest, except for those transactions described under "Management -- Executive Compensation" and "-- Employment Contracts and Termination and Change-in-Control Arrangements."

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than January 11, 1999 in order to be included in the Company's Proxy Statement and form of proxy relating to the meeting.

     COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that all Section 16(a) filing requirements were met during 1997.

                             ADDITIONAL INFORMATION

     The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 is being mailed with this Proxy Statement to shareholders of the Company.

                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that Proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such Proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                     VERSANT OBJECT TECHNOLOGY CORPORATION

                       1996 EMPLOYEE STOCK PURCHASE PLAN

                            As Adopted May 21, 1996
                            As Amended June 5, 1997
                               and April 21, 1998

     1. ESTABLISHMENT OF PLAN. Versant Object Technology Corporation (the "COMPANY") proposes to grant options for purchase of the Company's Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this "PLAN"). For purposes of this Plan, "PARENT CORPORATION" and "SUBSIDIARY" (collectively, "SUBSIDIARIES") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Section 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "CODE"). The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 400,000 shares of the Company's Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

     2. PURPOSE. The purpose of this Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "BOARD") as eligible to participate in this Plan with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

     3. ADMINISTRATION. This Plan shall be administered by a committee appointed by the Board (the "COMMITTEE") consisting of at least two (2) members of the Board, each of whom is a Disinterested Person as defined in Rule
16b-3(c) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"). As used in this Plan, references to the "Committee" shall mean either such committee or the Board if no committee has been established. After registration of the Company under the Exchange Act, Board members who are not Disinterested Persons may not vote on any matters affecting the administration of this Plan, but any such member may be counted for determining the existence of a quorum at any meeting of the Board. Subject to the provisions of this Plan and the limitations of
Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

     4. ELIGIBILITY. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

          (a) employees who are not employed by the Company or Subsidiaries fifteen days before the beginning of such Offering Period, except that employees who are employed on the effective date of the registration statement filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT") registering the initial public offering of the Company's Common Stock is declared effective by the SEC shall be eligible to participate in the first Offering Period under the Plan;

     (b) employees who are customarily employed for less than twenty (20) hours per week;

     (c) employees who are customarily employed for less than five (5) months in a calendar year;

     (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would

                                                       Versant Object Technology
                                               1996 Employee Stock Purchase Plan


own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

     5. OFFERING DATES. The offering periods of this Plan (each, an "OFFERING PERIOD") shall be of twenty-four (24) months duration commencing on February 1 and August 1 of each year and ending on January 31 and July 31 of each year; provided, however, that notwithstanding the foregoing, the first such Offering Period shall commence on the first business day on which price quotations for the Company's Common Stock are available on the Nasdaq National Market (the "FIRST OFFERING DATE") and shall end on July 31, 1998. Except for the first Offering Period, each Offering Period shall consist of four (4) six-month purchase periods (individually, a "PURCHASE PERIOD") during which payroll deductions of the participants are accumulated under this Plan. The first Offering Period shall consist of four Purchase Periods, the first of which shall be greater or less than six months. The first business day of each Offering Period is referred to as the "OFFERING DATE". The last business day of each Purchase Period is referred to as the "PURCHASE DATE". The Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

     6. PARTICIPATION IN THIS PLAN. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company's treasury department (the "TREASURY DEPARTMENT") not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Board for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Treasury Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Treasury Department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

     7. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during such Purchase Period by (b) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date, provided however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to the applicable Offering Period, or (b) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Offering Period. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

     8. PURCHASE PRICE. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

          (a)  the fair market value on the Offering Date; or

          (b)  the fair market value on the Purchase Date.

                                                       Versant Object Technology
                                               1996 Employee Stock Purchase Plan

     For purposes of this Plan, the term "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

          (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal:

          (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

          (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

          (d) if none of the foregoing is applicable, by the Board in good faith, which in the case of the First Offering Period will be the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act.

     9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

          (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant's compensation in one percent (1%) increments not less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Committee. Compensation shall mean all W-2 compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions provided however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash renumeration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

          (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the Treasury Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after the Treasury Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Treasury Department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Offering.

          (c) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          (d) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash, without interest. In the event that this Plan has been oversubstituted, all funds not used to purchase shares on the Purchase Date shall be

                                                       Versant Object Technology
                                               1996 Employee Stock Purchase Plan

returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

          (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant of a certificate representing the shares purchased upon exercise of his option.

          (f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under this Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     10.  LIMITATIONS ON SHARES TO BE PURCHASED.

          (a) No employee shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.

          (b) No more than two hundred percent (200%) of the number of shares determined by using eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

          (c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "MAXIMUM SHARE AMOUNT"). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

          (d) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

          (e) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

     11.  WITHDRAWAL.

          (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Treasury Department a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

          (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

                                                       Versant Object Technology
                                               1996 Employee Stock Purchase Plan

     (c) If the purchase price on the first day of any current Offering Period in which a participant is enrolled is higher than the purchase price on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period. A participant does not need to file any forms with the Company to automatically be enrolled in the subsequent Offering Period.

     12. TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     13. RETURN OF PAYROLL DEDUCTIONS. In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to such participant's account. No interest shall accrue on the payroll deductions of a participant in this Plan.

     14. CAPITAL CHANGES. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "RESERVES"), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under this Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

     15. NONASSIGNABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or

                                                       Versant Object Technology
                                               1996 Employee Stock Purchase Plan


otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

     16. REPORTS. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

     17. NOTICE OF DISPOSITION. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "NOTICE PERIOD"). Unless such participant is disposing of any such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

     18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee's employment.


     19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

     20. NOTICES. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. TERM; STOCKHOLDER APPROVAL. After this Plan is adopted by the Board, this Plan will become effective on the date that is the First Offering Date (as defined above); provided, however, that if the First Offering Date does not occur on or before December 31, 1996, this Plan will terminate having never become effective. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve
(12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. Thereafter, no later than twelve (12) months after the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 with respect to stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

     22.  DESIGNATION OF BENEFICIARY.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall

                                                       Versant Object Technology
                                               1996 Employee Stock Purchase Plan

deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

     25. AMENDMENT OR TERMINATION OF THIS PLAN. The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with
Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

          (a)  increase the number of shares that may be issued under this Plan;

          (b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or

          (c) constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

                     VERSANT OBJECT TECHNOLOGY CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  June 10, 1998

      The undersigned hereby appoints Nick Ordon and Gary Rhea, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Versant Object Technology Corporation (the "Company") to be held at 10:30 a.m. on Wednesday, June 10, 1998, at the Company, located at 6539 Dumbarton Circle, Fremont, California 94555, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES AND FOR PROPOSALS 2, 3 AND 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VERSANT OBJECT TECHNOLOGY CORPORATION.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

           (Continued and to be signed and dated on the reverse side.)

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FIVE NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

      1.    ELECTION OF DIRECTORS.

            [ ]   FOR all nominees listed       [ ]   WITHHOLD AUTHORITY
                  below (except as indicated          to vote for all nominees
                  to the contrary below)              listed below

      Nominees: David Banks, Mark Leslie, Stephen J. Gaal, Nick Ordon and James Simpson

      Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

      2. AMENDMENT TO THE COMPANY'S 1996 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 75,000 SHARES, FROM 325,000 SHARES TO 400,000 SHARES.

            [   ] FOR         [   ] AGAINST           [   ] ABSTAIN

      3. AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM VERSANT OBJECT TECHNOLOGY CORPORATION TO VERSANT CORPORATION.

            [   ] FOR         [   ] AGAINST           [   ] ABSTAIN

      4. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998.

            [   ] FOR         [   ] AGAINST           [   ] ABSTAIN

      Please check the following box if you plan to attend the meeting: [ ]


Signature(s) of Shareholder(s):


Name:
     -------------------------------

By:
   ---------------------------------

Title:
      ------------------------------

Dated:                  , 1998
      ------------------


      Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased Shareholder should give their full title. Please date the proxy.